UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
September 6, 2013 (August 30, 2013)
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000-54586 (Commission File Number)	27-0801073 (I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2013 and August 30, 2013,  Boston Therapeutics, Inc. (the "Company") conducted additional closings of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of July 23, 2013 (the “Purchase Agreement”) with certain accredited investors named therein (the “Investors”)  pursuant to which: (A) the Investors at the August 6, 2013 closing agreed to purchase (i) an aggregate of 2,828,226 shares (the “Second Closing Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 1,414,113 shares of Common Stock at an exercise price of $0.50 per share (the “Second Closing Warrants”) for an aggregate purchase price of $848,465 and (B) the Investors at the August 30, 2013 closing agreed to purchase (i) an aggregate of 2,260,449 shares (the “Third Closing Shares” and together with the Second Closing Shares, the “Shares”) of Common Stock) and (ii) warrants to purchase an aggregate of 1,130,225 shares of Common Stock at an exercise price of $0.50 per share (the “Third Closing Warrants” and together with the Second Closing Warrants, the “Warrants”) for an aggregate purchase price of $678,133.  As required by the  Purchase Agreement, at the closings, the investors also became parties to the Registration Rights Agreement dated as of July 23, 2013 pursuant to which the Company will be required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company received $848,465 and $678,133 in gross proceeds respectively from the sale of securities under the Purchase Agreement at the August 6, 2013 and August 13, 2013 closings, bringing the aggregate gross proceeds received by the Company in the Offering to $3,527,000.

A FINRA registered broker dealer acted as placement agent with respect to the Offering and will receive a cash fee of $84,846 and $67,813 respectively from the sale of securities to the Investors at the August 6, 2013 and August 30, 2013 closings and warrants to purchase 424,234 and 339,068 shares of Common Stock respectively from the sale of securities to the Investors at the August 6, 2013 and August 30, 2013 closings.

General Information
The foregoing is not a complete summary of the terms of the transactions contemplated by the Purchase Agreement and reference is made to the complete text of the Purchase Agreement, Registration Rights Agreement, Form of Warrant and Form of Agent Warrant which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The securities offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The securities offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

The Shares and Warrants described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on  teach Investor’s written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

On September 4, 2013, the Company issued 24,000 shares and 16,000 shares of Common Stock respectively to persons providing consulting services to the Company. The shares were valued at $0.50 per share.

The shares described were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 promulgated under Section 4(2) of the Securities Act.  In connection with the sale of these securities, the Company relied on  teach Investor’s written representations that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.  In addition, neither the Company nor anyone acting on its behalf has offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: September __, 2013	By:	/s/ David Platt, Ph.D.
David Platt
Chief Executive Officer

15777182v.4